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                                                                    Exhibit 99.1


[LOGO] UNITED
       RENTALS

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FOR IMMEDIATE RELEASE
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UNITED RENTALS ANNOUNCES PRICING OF
$250 MILLION OF SENIOR SUBORDINATED NOTES

        GREENWICH, CT, March 16, 1999--United Rentals, Inc. (NYSE:URI) today announced that it has priced at par a $250,000,000 offering of its 9% Senior Subordinated Notes due 2009. The offering is expected to be completed on March 23, 1999. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under the Company's revolving line of credit, and for future acquisitions, fleet expansion and general corporate purposes.

        The Notes will be sold to investors in the United States pursuant to a private placement under Rule 144A and to investors outside the United States pursuant to Regulation S. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from registration under the Securities Act. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such an offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.


                                     * * *

Investor contact:
Robert Miner
United Rentals, Inc.
(203) 622-3131
bminer@ur.com

Media contact:
Fred Bratman
Sard Verbinnen & Company
(212) 687-8080
fbratman@sardverb.com